Exhibit 24.1

April 19, 2010

David M. Ratcliffe, W. Paul Bowers, Melissa K. Caen and Opal N. Shorter

Ladies and Gentlemen:

The Southern Company (the “Company”) proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the registration of up to $100,000,000 of deferred compensation obligations pursuant to and in accordance with The Southern Company Deferred Compensation Plan.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments).

The Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of the Company hereby authorize you or any of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly, THE SOUTHERN COMPANY By /s/David M. Ratcliffe David M. Ratcliffe Chairman, President and Chief Executive Officer

/s/Juanita Powell Baranco Juanita Powell Baranco	/s/J. Neal Purcell J. Neal Purcell
/s/Jon A. Boscia Jon A. Boscia	/s/David M. Ratcliffe David M. Ratcliffe
/s/Thomas F. Chapman Thomas F. Chapman	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Henry A. Clark III Henry A. Clark III	________________________________ Gerald J. St. Pé
/s/H. William Habermeyer, Jr. H. William Habermeyer, Jr.	/s/G. Edison Holland, Jr. G. Edison Holland, Jr.
/s/Veronica M. Hagen Veronica M. Hagen	/s/W. Paul Bowers W. Paul Bowers
/s/Warren A. Hood, Jr. Warren A. Hood, Jr.	/s/W. Ron Hinson W. Ron Hinson
/s/Donald M. James Donald M. James

Extract from minutes of meeting of the board of directors of The Southern Company.

- - - - - - - - - - - -

RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the offer and sale by the Company of deferred compensation obligations under the Deferred Compensation Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to David M. Ratcliffe, W. Paul Bowers, Melissa K. Caen and Opal N. Shorter;

- - - - - - - - - - - -

The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on April 19, 2010, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: May 10, 2010	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary